EXHIBIT 10.18

    EXECUTION COPY

        AMENDMENT No. 5, WAIVER AND AGREEMENT dated as of December 29, 2000 (this "Amendment"), to the Credit Agreement dated as of June 30, 1998, as amended by Amendment No. 1, Waiver and Agreement dated as of January 29, 1999, Amendment and Waiver No. 2 dated as of December 13, 1999, Consent and Waiver No. 3 dated as of June 1, 2000 and Amendment No. 4, Consent and Waiver dated as of October 13, 2000 (the "Credit Agreement"), among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company ("Holdings"), the LENDERS (as defined in the Credit Agreement), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent"), as security trustee (in such capacity, the "Security Trustee") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

    A.  Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

    B.  The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement. The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

    C.  Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1.  Amendments.

    (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

       (i) The following definitions are hereby inserted in the appropriate alphabetical order therein:

        "Jeffboat Sale and Leaseback Transactions" shall mean the sale by Jeffboat LLC of barges or other equipment manufactured by Jeffboat LLC or any other Subsidiary to a third party, which such barges or other equipment are then leased back by the Borrower or a Subsidiary.

        "Rent Adjusted Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) (i) Net Debt on such date plus (ii) Rent Expense multiplied by 8, to (b) Consolidated EBITDA plus Rent Expense (to the extent deducted in determining Consolidated EBITDA) for the period of four consecutive fiscal quarters ending on such date.

        "Rent Expense" shall mean, for any period, all rent expense of the Borrower and the Subsidiaries for such period, on a consolidated basis for any assets.

      (ii) The definition of the term "Applicable Rate" is hereby amended by substituting the following new table for the existing table contained therein:

Consolidated Leverage Ratio	Eurodollar SpreadB Revolving Loans	ABR SpreadB Revolving Loans	Eurodollar SpreadB Tranche B Term Loans	ABR SpreadB Tranche B Term Loans	Eurodollar Spread-Tranche C Term Loans	ABR-Spread Tranche C Term Loans	Fee Percentage

Category 1 Equal to or greater than 4.5 to 1.0	3.75%	2.75%	4.00%	3.00%	4.25%	3.25%	0.500%

Category 2 Equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0	3.50%	2.50%	3.75%	2.75%	4.00%	3.00%	0.500%

Category 3 Equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0	3.25%	2.25%	3.50%	2.50%	3.75%	2.75%	0.500%

Category 4 Equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0	3.00%	2.00%	3.50%	2.50%	3.75%	2.75%	0.375%

Category 5 Less than 3.0 to 1.0	2.75%	1.75%	3.50%	2.50%	3.75%	2.75%	0.375%

      (iii) The definition of the term "Consolidated EBITDA" is hereby amended and restated in its entirety to read as follows:

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (a) the sum, without duplication, of (i) to the extent not included in such Consolidated Net Income, deferred revenue of the Borrower and the Subsidiaries for such period in respect of Jeffboat Sale and Leaseback Transactions, and (ii) to the extent deducted in computing such Consolidated Net Income, the sum, without duplication, of (x) all Federal, state, local and foreign taxes, and Tax Distributions, (y) Consolidated Net Interest Expense and (z) depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts), minus, to the extent added in computing such Consolidated Net Income, (b) any non-cash income or non-cash gains, including the effects of previously deferred revenue in respect of Jeffboat Sale and Leaseback Transactions, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

    (b) Section 2.13(d) of the Credit Agreement is hereby amended by replacing therein the term "50%" with the term "75%".

    (c) Section 5.04(c) of the Credit Agreement is hereby amended by (i) deleting the words "Sections 6.10, 6.11 and 6.12" at the end thereof and substituting therefor the words "Sections 6.10, 6.11, 6.12 and 6.14" and (ii) by inserting the words "as of the date or for the period being reported on" before the semi-colon at the end thereof.

    (d) Section 6.01(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      (l)  additional unsecured Indebtedness in an aggregate amount at any time outstanding not exceeding $10,000,000, provided that the sum of the aggregate principal amount of all Indebtedness incurred by a Foreign Subsidiary pursuant to this paragraph (l) and Indebtedness and Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to paragraph (d) above and, in each case, outstanding at any time shall not exceed $10,000,000.

    (e) Section 6.03 of the Credit Agreement is hereby amended by deleting the word "Enter" at the beginning of such section and in lieu thereof inserting the words "Other than with respect to Jeffboat Sale and Leaseback Transactions or Repayment Transactions, enter" at the beginning of such section. Section 6.03 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof: "Notwithstanding the foregoing, any Repayment Transaction which is of the type described in the preceding sentence shall comply with the provisions of Section 6.14."

    (f)  Section 6.04(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

    "(n) other investments, loans or advances in an amount at any time outstanding not exceeding $10,000,000."

    (g) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries, taken as a whole, (a) in the fiscal year ended December 25, 1998, to exceed the excess of (i) $70,000,000 over (ii) the aggregate amount of Consolidated Capital Expenditures made in 1998 by the Borrower and the Subsidiaries and National Marine and its subsidiaries, taken as a whole, prior to the Closing Date, and (b) in any fiscal year of the Borrower set forth below to exceed the sum of (x) the amount set forth opposite such fiscal year below and (y) the Net Cash Proceeds from Sponsor Equity Contributions made during such fiscal year:

Year	Amount
1999	$90,000,000
2000	60,000,000
2001 and thereafter	35,000,000	;

provided further, however that the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries, taken as a whole, during any quarter for the fiscal years ended December 28, 2001, December 27, 2002, and December 26, 2003 shall not exceed $14,000,000."

    (h) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "SECTION 6.11. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period set forth below to be in excess of the ratio set forth below for such period:

Period	Ratio
June 26, 1998 through and including September 30, 2000	5.50 to 1.00
October 1, 2000 through and including December 31, 2000	5.75 to 1.00
January 1, 2001 through and including June 28, 2001	7.35 to 1.00
June 29, 2001 through and including September 27, 2001	6.50 to 1.00
September 28, 2001 through and including December 27, 2001	6.25 to 1.00
December 28, 2001 through and including December 31, 2001	5.75 to 1.00
January 1, 2002 through and including September 30, 2002	4.50 to 1.00
Thereafter	4.00 to 1.00	."

    (i)  Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for (a) (i) the fiscal quarter ended September 25, 1998, (ii) the two fiscal quarter period ended December 25, 1998, or (iii) the three fiscal quarter period ended March 26, 1999, to be less than 1.75 to 1.00 or (b) any period of four consecutive fiscal quarters ending in any period set forth below to be less than the ratio set forth below for such period:

Period	Ratio
October 1, 2000 through and including December 31, 2000	1.50 to 1.00
January 1, 2001 through and including March 31, 2001	1.40 to 1.00
April 1, 2001 through and including December 31, 2001	1.50 to 1.00
January 1, 2002 through and including September 30, 2002	2.25 to 1.00
Thereafter	2.50 to 1.00	".

    (j)  Article VI of the Credit Agreement is hereby amended by inserting the following new sections at the end thereof:

      "SECTION 6.14. Annual Rent Expense. Permit the Rent Expense for (a) any fiscal year of the Borrower to exceed $70,000,000 or (b) any fiscal quarter of the Borrower to exceed $17,500,000.

      SECTION 6.15. Rent Adjusted Consolidated Leverage Ratio. Permit the Rent Adjusted Consolidated Leverage Ratio at any time during any period set forth below to be in excess of the ratio set forth below for such period:

Period	Ratio
October 1, 2000 through and including December 31, 2000	6.75 to 1.00
January 1, 2001 through and including June 28, 2001	7.75 to 1.00
June 29, 2001 through and including September 27, 2001	7.00 to 1.00
September 28, 2001 through and including December 27, 2001	6.75 to 1.00
December 28, 2001 through and including December 31, 2001	6.50 to 1.00
January 1, 2002 through and including December 31, 2002	5.50 to 1.00
Thereafter	5.00 to 1.00	."

    (k) Section 9.04(b) of the Credit Agreement is hereby amended by amending and restating clause (i)(y) therein in its entirety to read as follows:

  "(y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $2,500,000 with respect to the Revolving Credit Commitments and/or Revolving Loans or (B) $1,000,000 with respect to Term Loan Commitments and/or Term Loans (or, if less, the entire remaining amount of such Lender's Commitment)."

    SECTION 2.  Waiver.  The Required Lenders hereby waive compliance by Holdings and the Borrower with the covenants set forth in Sections 6.11 and 6.12, in each case at, or for the period ended on, December 29, 2000.

    SECTION 3.  Agreements.

    (a)  Limitation on Revolving Credit Exposure.  The Borrower hereby agrees that, notwithstanding the provisions of Section 2.01 of the Credit Agreement, unless otherwise agreed to in writing by Lenders holding a majority in interest of the outstanding Revolving Credit Commitments, until October 30, 2001, the Borrower shall not be entitled to request any Revolving Loan or the issuance of any Letter of Credit, and the Lenders and the Issuing Bank shall not be obligated to make any such Loan or issue any Letter of Credit, in each case if after giving effect to such Loan or the issuance of such Letter of Credit the Revolving Credit Exposure would exceed $92,360,000. The foregoing agreement shall not be construed as a reduction of the Revolving Credit Commitments for any other purpose of the Credit Agreement.

    (b)  Repayment of Loans.  The Borrower hereby agrees that, on or before October 30, 2001, unless otherwise agreed to in writing by the Required Lenders, the Borrower shall, primarily with the proceeds of sales of assets and in no case with Revolving Loans, repay Term Loans in an aggregate principal amount of not less than $40,000,000 (such repayments, collectively, the "Repayment Transactions"). The Required Lenders hereby waive compliance by Holdings and the Borrower through October 30, 2001 with the limitation set forth in Section 6.05(b)(iii)(i) to the extent (but only to the extent) necessary to permit such Repayment Transactions, provided that in no case shall the fair market value (as determined in good faith by the Borrower's board of directors or analogous body) of all assets sold, transferred, leased or disposed of from the date hereof through December 31, 2001 exceed $65,000,000. Any such proceeds of Repayment Transactions in excess of $20,000,000 shall not be considered in calculating the $100,000,000 limitation set forth in Section 6.05(b)(iii)(ii).

    (c)  Financial Reporting.  The Borrower agrees that within 30 days after the end of each of the first two months of each fiscal quarter, the Borrower will furnish to the Administrative Agent and each Lender its consolidated balance sheet and related statements of operations and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries during such fiscal month and the then-elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

    (d)  Additional Interest Payment.  On the Amendment Effective Date (as defined below), the Borrower shall pay to the Lenders, through the Administrative Agent, additional interest (the "Additional Interest") in an amount equal to the amount of additional interest on the Loans that would have been payable from and including December 29, 2000, had this Amendment been in effect on such date.

    (e)  Financial Consulting Agreement.  The Borrower agrees that Policano & Manzo L.L.C., or any other recognized consulting firm acceptable to the Required Lenders in their reasonable discretion (any such firm, the "Consultant"), will be engaged on behalf of the Lenders (but at the expense of the Borrower) and permitted by the Borrower to conduct a business audit of the Borrower and assist the Borrower with monitoring (including on-site monitoring, if determined necessary by the Consultant) of its cash flow reporting, forecasting and related assumptions.

    (f)  Appraisal.  The Borrower agrees that Merrill Marine Services Inc. will be engaged on behalf of the Lenders (but at the expense of the Borrower) and permitted by the Borrower to conduct and complete an appraisal of the Borrower's marine equipment fleet.

    SECTION 4.  Representations and Warranties.

    The Borrower and Holdings each represents and warrants to the Administrative Agent and the Lenders that:

      (a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

      (c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

    SECTION 5.  Amendment Fee.

    In consideration of the agreements of the Lenders contained herein, the Borrower agrees to pay to each Lender, through the Administrative Agent, an amendment fee (the "Amendment Fee") equal to 0.375% of the sum of (a) the outstanding Term Loans of such Lender and (b) the Revolving Credit Commitment (whether used or unused) of such Lender, provided that such Lender approves this Amendment and returns to the Administrative Agent or its counsel an executed signature page hereto no later than 5:00 p.m., New York City time, on March 23, 2001. The Amendment Fee shall be payable in immediately available funds on the Amendment Effective Date (as defined below). Once paid, the Amendment Fee shall not be refundable.

    SECTION 6.  Effectiveness.

    (a) This Amendment shall become effective as of the date set forth above on the date (the "Amendment Effective Date") that (a) the representations and warranties set forth in Section 4 of this Amendment shall be true and correct, (b) the Administrative Agent or its counsel shall have received counterparts of this Amendment which, when taken together, bear the signatures of each of Holdings, the Borrower, the Subsidiary Guarantors and the Required Lenders, (c) the Administrative Agent shall have received the Amendment Fee and the Additional Interest, (d) the Borrower shall have entered into the financial consulting agreement referred to in Section 3(e) and (e) the Borrower shall have entered into the appraisal agreement referred to in Section 3(f).

    (b) In addition, if the Borrower shall not have delivered within 90 days after the end of fiscal year 2000, the audited financial statements as of the close of fiscal year 2000 required to be delivered under Section 5.04(a) of the Credit Agreement, together with the opinion of PricewaterhouseCoopers thereon required to be delivered therewith in accordance with such Section (which opinion shall not be qualified in any material respect, including as to going concern or similar qualification), then the amendments and waivers referred to in Sections 1(h), 1(i) and 2 hereof shall cease to be of any force and effect and an immediate Event of Default shall occur as a result thereof.

    SECTION 7.  Effect of Amendment.

    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Bank, the Collateral Agent, the Security Trustee or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

    SECTION 8.  Counterparts.

    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

    SECTION 9.  Applicable Law.

    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    SECTION 10.  Headings.

    The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN COMMERCIAL LINES LLC,
By

Name:
Title:
AMERICAN COMMERCIAL LINES HOLDINGS LLC,
By

Name:
Title:
THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Issuing Bank and Security Trustee,
By

Name:
Title:

    Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to this Amendment:

ACL CAPITAL CORP.
AMERICAN COMMERCIAL BARGE LINE LLC
AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
AMERICAN COMMERCIAL MARINE SERVICE LLC
JEFFBOAT LLC
AMERICAN COMMERCIAL TERMINALS LLC
AMERICAN COMMERCIAL TERMINALS-MEMPHIS LLC
LOUISIANA DOCK COMPANY LLC
HOUSTON FLEET LLC
LEMONT FLEETING & HARBOR SERVICE LLC
TIGER SHIPYARD LLC
WILKINSON POINT LLC
ORINOCO TASA LLC
ORINOCO TASV LLC
BREEN TAS LLC
BULLARD TAS LLC
SHELTON TAS LLC

by

Name: Title: Authorized Signatory

SIGNATURE PAGE to
AMENDMENT No. 5 AND AGREEMENT
dated as of December 29, 2000, to AMERICAN
COMMERCIAL LINES CREDIT AGREEMENT

    To approve Amendment No. 5 and Agreement:

Name of Institution:

by

Name: Title: